1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   6   ....................................       X
                  ------                                        -------

                              FEDERATED CORE TRUST

                  (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds

                              5800 Corporate Drive

                       Pittsburgh, Pennsylvania 15237-7000

                    (Address of Principal Executive Offices)

                                 (412) 288-1900

                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire

                            Federated Investors Tower

                               1001 Liberty Avenue

                       Pittsburgh, Pennsylvania 15222-3779

                        (Name and Address of Agent for Service)
                   (Notices should be sent to the Agent for Service)


                                   Copies To:

                           Matthew G. Maloney, Esquire

                     Dickstein Shapiro Morin & Oshinsky LLP

                               2101 L. Street, NW

                            Washington, DC 20037-1526

                              FEDERATED CORE TRUST

Prospective Investor ____________________          Copy # ____________________







                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                            HIGH-YIELD BOND PORTFOLIO

                                February 29, 2000

INVESTMENT ADVISER

FEDERATED INVESTMENT MANAGEMENT COMPANY

PLACEMENT AGENT

FEDERATED SECURITIES CORP.

FEDERATED INVESTORS TOWER
1001 LIBERTY AVENUE
PITTSBURGH, PA 15222

                            DO NOT COPY OR CIRCULATE

                              FEDERATED CORE TRUST

                            HIGH-YIELD BOND PORTFOLIO

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                February 29, 2000

A Confidential Statement of Additional Information ("SAI") with respect to High-Yield Bond Portfolio (the "Portfolio") with the same date has been filed with the Securities and Exchange Commission (the "SEC"), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act"), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                            HIGH-YIELD BOND PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART A

                     (INFORMATION REQUIRED IN A PROSPECTUS)

                                FEBRUARY 29, 2000

Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Portfolio's Placement Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b)of the General Instructions to Form N-1A.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to seek high current income. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

      INVESTMENT STRATEGY

The Portfolio provides exposure to the high-yield, lower-rated corporate bond market. At least 65 percent of the Portfolio's assets are invested in corporate bonds rated BBB or lower. The Adviser actively manages the Portfolio seeking to realize the potentially higher returns of high-yield bonds (also known as "junk bonds") compared to returns of high-grade securities by seeking to minimize default risk and other risks through careful security selection and diversification.

The Adviser selects securities seeking high yields, low relative credit risk, and high portfolio diversification. If the issuer of a bond is unable to make all coupon and principal payments as promised, realized yields will be less than promised. The securities in which the Portfolio invests have high yields primarily because of the market's greater uncertainty about the issuer's ability to make all required interest and principal payments, and therefore about the returns that will be in fact be realized by the Portfolio.

The Adviser attempts to select bonds for investment by the Portfolio which offer superior potential returns for the default risks being assumed. The Adviser's securities selection process consists of a credit-intensive, fundamental analysis of the issuing firm. The Adviser's analysis focuses on the financial condition of the issuing firm, together with the issuer's business and product strength, competitive position, and management expertise. Further, the Adviser considers current economic, financial market, and industry factors, which may affect the issuer.

The Adviser attempts to minimize the Portfolio's credit risk through diversification. The Adviser selects securities to maintain broad portfolio diversification both by company and industry.

SECURITIES AND TECHNIQUES

FIXED INCOME SECURITIES

The Portfolio invests primarily in lower-rated corporate fixed income securities. Corporate fixed income securities are debt securities issued by U.S. or foreign businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies.

The Portfolio treats preferred stock which is redeemable by the issuer as a fixed income security. Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stock also participates in dividends and distributions paid on common stock.

The Portfolio may invest in fixed income securities of issuers based outside the U.S. The securities of foreign issuers in which the Portfolio invests are primarily traded in the U.S. and are predominantly denominated in U.S. dollars.

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.

A security's yield to maturity will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount.

The credit risks of corporate debt securities vary widely among issuers. In addition, the credit risk of an issuer's debt securities may vary based on their priority for repayment. For example, higher-ranking (senior) securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. Typically, both senior and subordinated debt securities have a higher priority than redeemable preferred stock. Most of the fixed income securities in which the Portfolio invests will be uncollateralized and subordinated to other debt that a corporation has outstanding.

Lower rated fixed income securities are securities rated below investment grade (i.e., BB or lower) by a Nationally Recognized Rating Service. There is no minimal acceptable rating for a security to be purchased or held by the Portfolio and the Portfolio may purchase or hold unrated securities and securities whose issuers are in default.

TEMPORARY DEFENSIVE INVESTMENTS

The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash, cash items, and shorter-term, higher quality debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS

CREDIT RISKS

Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money. The high yield bonds in which the Portfolio invests have a higher default risk than investment grade securities. Low-grade bonds are almost always uncollateralized and subordinated to other debt that a firm has outstanding.

Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services, Inc. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline relative to higher quality instruments.

LIQUIDITY RISKS

Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

BOND MARKET RISKS

Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

RISKS RELATED TO THE ECONOMY

Like equity securities, the prices of high-yield securities are affected by the economy, which is keyed to current and anticipated developments in the U.S. and global economy.

MANAGEMENT ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

A Board of Directors governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. The Adviser's address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise more than 176 mutual funds and private accounts, which total over $125 billion in assets as of December 31, 1999. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,900 employees. Over 4,000 investment professionals make Federated Funds available to their customers.

PORTFOLIO MANAGER

Mark E. Durbiano has been the Portfolio's portfolio manager since inception. He is Vice President of the Trust. Mr. Durbiano joined Federated in 1982 and has been a Senior Portfolio Manager and a Senior Vice President of the Portfolio's Adviser since 1996. From 1988 through 1995, Mr. Durbiano was a Portfolio Manager and a Vice President of the Portfolio's Adviser. Mr. Durbiano is a Chartered Financial Analyst and received his M.B.A. in Finance from the University of Pittsburgh.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

PRICING OF PORTFOLIO SHARES

The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the NYSE is open.

The NAV per share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of shares outstanding.

PURCHASE OF PORTFOLIO SHARES

Shares of the Portfolio may be purchased any day the New York Stock Exchange
(NYSE) is open.

Purchases should be made in accordance with procedures established by the Transfer Agent.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

REDEMPTION OF PORTFOLIO SHARES

Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

CONFIRMATIONS AND ACCOUNT STATEMENTS

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends paid. The Trust will not issue share certificates.

DIVIDENDS AND DISTRIBUTIONS

The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

TAX CONSEQUENCES

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.

DISTRIBUTION ARRANGEMENTS

Federated Securities Corp., is the Trust's Placement Agent. It receives no fee for its services.




                            HIGH-YIELD BOND PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART B

            (INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION)

                                FEBRUARY 29, 2000

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for High-Yield Bond Portfolio dated February 29, 2000. Obtain Part A without charge by calling 1-800-341-7400.

TABLE OF CONTENTS

Portfolio History                              1

Investments, Techniques, Risks and Limitations 2

Management of the Trust                        7

Investment Advisory and Other Services        10

Brokerage Allocation and Other Practices      11

Capital Stock and Other Securities            12

Shareholder Information                       12

Taxation of the Portfolio                     13

Financial Statements                          13

Appendix                                      14

Addresses                                     16



PORTFOLIO HISTORY

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities.

INVESTMENTS, TECHNIQUES, RISKS AND LIMITATIONS

SECURITIES IN WHICH THE PORTFOLIO INVESTS

Following is a table that indicates which types of securities are a:
o     P= PRINCIPAL investment of the Portfolio; (shaded in chart)
o     A= ACCEPTABLE (but not principal) investment of the Portfolio
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SECURITIES                                     HIGH-YIELD
                                                  BOND

                                                PORTFOLIO

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FIXED INCOME SECURITIES                             P

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   CORPORATE DEBT SECURITIES                        P

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   ZERO COUPON SECURITIES                           A
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   TREASURY SECURITIES                              A
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   AGENCY SECURITIES                                A
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   ASSET BACKED SECURITIES                          A
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   COMMERCIAL PAPER                                 A
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EQUITY SECURITIES                                   A
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   COMMON STOCK                                     A
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   PREFERRED STOCK                                  P

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   INTERESTS IN OTHER LIMITED LIABILITY             A
   COMPANIES

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   REIT'S                                           A
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   WARRANTS                                         A
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FOREIGN SECURITIES                                  A
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   DEPOSITARY RECEIPTS                              A
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   FOREIGN GOVERNMENT SECURITIES                    A
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CONVERTIBLE SECURITIES                              A
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SPECIAL TRANSACTIONS                                A
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   REPURCHASE AGREEMENTS                            A
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   REVERSE REPURCHASE AGREEMENTS                    A
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   WHEN ISSUED TRANSACTIONS                         A
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   SECURITIES LENDING                               A
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   ASSET COVERAGE                                   A
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SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

   CORPORATE DEBT SECURITIES

   Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

   In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

   ZERO COUPON SECURITIES are discount securities which pay interest or principal only at final maturity, unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). A zero coupon step-up security converts to a coupon security before final maturity. The difference between the purchase price and amount paid at maturity represents interest on the zero coupon security.

   TREASURY SECURITIES are direct obligations of the federal government of the United States. Investors regard treasury securities as having the lowest credit risk.

   AGENCY SECURITIES are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a "GSE"). Some GSEs are supported by the full, faith and credit of the United States. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Investors regard agency securities as having low credit risk, but not as low as Treasury securities.

   The Portfolio treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risk, it does not reduce the market and prepayment risks of these mortgage backed securities.

   ASSET BACKED SECURITIES are payable from pools of obligations other than mortgages. Almost any type of fixed income assets (including other fixed income securities) may be used to create an asset backed security. However, most asset backed securities involve consumer or commercial debts with maturities of less than ten years. Asset backed securities may take the form of commercial paper or notes, in addition to pass through certificates. Asset backed securities may also resemble some types of CMOs, such as Floaters, Inverse Floaters, IOs and POs.

   Historically, borrowers are more likely to refinance their mortgage than any other type of consumer debt or short term commercial debt. In addition, some asset backed securities use prepayments to buy addition assets, rather than paying off the securities. Therefore, although asset backed securities may have some prepayment risks, they generally do not present the same degree of risk as mortgage backed securities.

   COMMERCIAL PAPER is an issuer's draft or note with a maturity of less than nine months. Companies typically issue commercial paper to Portfolio current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. Commercial paper may default if the issuer cannot continue to obtain liquidity in this fashion. The short maturity of commercial paper reduces both the market and credit risk as compared to other debt securities of the same issuer.

EQUITY SECURITIES

Equity securities represent a share of the issuer's earnings and assets, after the issuer pays its liabilities. Generally, issuers have discretion as to the payment of any dividends or distributions. As a result, investors cannot predict the income they will receive from equity securities. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Portfolio invests.

   COMMON STOCKS are the most prevalent type of equity security. Common stockholders receive the residual value of the issuer's earnings and assets after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.

   INTERESTS IN OTHER LIMITED LIABILITY COMPANIES. Corporations typically issue stocks. Other types of entities may issue securities comparable to common or preferred stocks. These entities include limited partnerships, limited liability companies, business trusts and companies organized outside the United States.

   REITS are real estate investment trusts that lease, operate and finance commercial real estate. REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a REIT's ability to respond to changes in the commercial real estate market.

   WARRANTS give the Portfolio the option to buy the issuer's stock or other equity securities at a specified price. The Portfolio may buy the designated shares by paying the exercise price before the warrant expires. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date.

   RIGHTS are the same as warrants, except they are typically issued to existing stockholders.

FOREIGN SECURITIES

Foreign Securities are securities of issuers based outside the U.S. The Portfolio invests in foreign securities which are traded in the U.S. and are denominated in U.S. dollars. In addition to the risks normally associated with U.S. securities of the same type, Foreign Securities are subject to Risks of Foreign Investing.

   DEPOSITARY RECEIPTS represent interests in underlying securities issued by a foreign company, but traded in another market than the underlying security. The foreign securities underlying American Depositary Receipts (ADRs) are traded in the U.S. ADRs provide a way to buy shares of foreign-based companies in the U.S. rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The foreign securities underlying European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs), and International Depositary Receipts (IDRs), are traded globally or outside the U.S. Depositary Receipts involve many of the same risks of investing directly in foreign securities.

   FOREIGN GOVERNMENT SECURITIES generally consist of fixed income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

   Foreign government securities also include fixed income securities of "quasi-governmental agencies" which are either issued by entities that are owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit and general taxing powers. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

CONVERTIBLE SECURITIES are fixed income securities that the Portfolio has the option to exchange for equity securities at a specified conversion price. The option allows the Portfolio to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Portfolio may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Portfolio could realize an additional $2 per share by converting its fixed income securities.

Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Portfolio to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

The Portfolio treats convertible securities as fixed income securities for purposes of its investment policies and limitations.

SPECIAL TRANSACTIONS

   REPURCHASE AGREEMENTS are transactions in which a Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting an agreed upon interest rate effective for the period the Portfolio owns the security subject to repurchase. The agreed upon interest rate is unrelated to the interest rate on the underlying security. The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Adviser to be creditworthy

   The Portfolio's custodian or subcustodian is required to take possession of the securities subject to repurchase agreements.. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

   Repurchase Agreements are subject to the Credit Risk that the original seller will not repurchase the securities from the Portfolio, which could result in the Portfolio receiving less than the purchase price on any sale of securities.

   REVERSE REPURCHASE AGREEMENTS are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse Repurchase Agreements are subject to Credit Risk. In addition, Reverse Repurchase Agreements create Leverage Risk because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

   WHEN ISSUED TRANSACTIONS are arrangements in which the Portfolio purchases securities for a set price, with payment and delivery scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to purchase the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchased may vary from the purchase prices. Therefore, when issued transactions create Market Risk for the Portfolio. When issued transactions also involve Credit Risk in the event of a counterparty default.

   SECURITIES LENDING. The Portfolio may lend portfolio securities to firms that the Adviser has determined are creditworthy. In return, it will receive either cash or liquid securities as collateral from the borrower. The Portfolio will reinvest cash collateral in securities that qualify as an otherwise acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of any cash collateral. If the market value of the loaned securities increases, the borrower must furnish additional collateral. While portfolio securities are on loan, the borrower pays the Portfolio the equivalent of any dividends or interest received on them. Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are being lent, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

   Securities lending activities are subject to Market Risk and Credit Risk.

   INTER-FUND BORROWING AND LENDING ARRANGEMENTS

   The SEC has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. ("Federated funds") to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending funds, and an inter-fund loan is only made if it benefits each participating fund. Federated administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating funds.

   For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending fund than market-competitive rates on overnight repurchase agreements (the "Repo Rate") and more attractive to the borrowing fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (the "Bank Loan Rate"), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

   ASSET COVERAGE. In order to secure its obligations in connection with when-issued, and delayed-delivery transactions, the Portfolio will "cover" such transactions, as required under applicable interpretations of the SEC, either by owning the underlying securities; entering into an offsetting transaction; or segregating, earmarking, or depositing into an escrow account readily marketable securities in an amount at all times equal to or exceeding the Portfolio's commitment with respect to these instruments or contracts. As a result, use of these instruments will impede the Portfolio's ability to freely trade the assets being used to cover them, which could result in harm to the Portfolio.

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows.

FIXED INCOME RISKS

CREDIT RISK

Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services, Inc. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

RISKS OF FOREIGN INVESTING

Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than United States companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Portfolio's investments.

LEVERAGE RISKS

Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of the investment magnify the Portfolio's risk of loss and potential gain.

BOND MARKET RISKS

Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

EQUITY RISKS

STOCK MARKET RISKS

The value of equity securities in the Portfolio's portfolio will go up and down. These fluctuations could be a sustained trend or a drastic movement. The Portfolio's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Portfolio's share price may decline and you could lose money.

INVESTMENT LIMITATIONS

SELLING SHORT AND BUYING ON MARGIN

The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

ISSUING SENIOR SECURITIES AND BORROWING MONEY

The Portfolio will not issue senior securities except that the Portfolio may borrow money directly or through reverse repurchase agreements as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling the Portfolio to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous, and then only in amounts not in excess of one-third of the value of its total assets; provided that, while borrowings and reverse repurchase agreements outstanding exceed 5% of the Portfolio's total assets, any such borrowings will be repaid before additional investments are made. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage purposes.

PLEDGING ASSETS

The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

CONCENTRATION OF INVESTMENTS

The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

INVESTING IN COMMODITIES

The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts.

INVESTING IN REAL ESTATE

The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

LENDING CASH OR SECURITIES

The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

UNDERWRITING

The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

DIVERSIFICATION OF INVESTMENTS

With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act of 1940 (1940 Act). The following limitations, however, may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

RESTRICTED AND ILLIQUID SECURITIES

The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.

MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. Information about each Board member is provided below and includes each person's: name, address, birth date, present position(s) held with the Trust, principal occupations for the past five years and other notable positions held, total compensation received as a Trustee from the Trust for its most recent fiscal year, and the total compensation received from the Federated Fund Complex for the most recent calendar year. The Trust is comprised of two portfolios and the Federated Fund Complex is comprised of 43 investment companies, whose investment advisers are affiliated with the Portfolio's Adviser.




NAME                                                                              TOTAL
BIRTHDATE                                                        AGGREGATE    COMPENSATION
ADDRESS                 PRINCIPAL OCCUPATIONS                   COMPENSATION   FROM TRUST
POSITION WITH TRUST     FOR PAST 5 YEARS                        FROM TRUST      AND FUND

                                                                                 COMPLEX

JOHN F. DONAHUE*+#      Chief Executive Officer and Director        $0        $0 for the
Birthdate: July 28,     or Trustee of the Federated Fund                      Trust and 43
1924                    Complex; Chairman and Director,                       other
Federated Investors     Federated Investors, Inc.; Chairman,                  investment
Tower                   Federated Investment Management                       companies in
1001 Liberty Avenue     Company, Federated Global Investment                  the Fund
Pittsburgh, PA          Management Corp. and Passport                         Complex
CHAIRMAN AND TRUSTEE    Research, Ltd.; formerly: Trustee,
                        Federated Investment Management

                        Company and Chairman and Director,
                        Federated Investment Counseling.
THOMAS G. BIGLEY        Director or Trustee of the Federated     $1,367.67    $116,760.63
Birthdate: February     Fund Complex; Director, Member of                     for the
3, 1934                 Executive Committee, Children's                       Trust/ and
15 Old Timber Trail     Hospital of Pittsburgh; Director,                     43 other
Pittsburgh, PA          Robroy Industries, Inc. (coated                       investment
TRUSTEE                 steel conduits/computer storage                       companies in
                        equipment); formerly: Senior                          the Fund
                        Partner, Ernst & Young LLP;                           Complex
                        Director, MED 3000 Group, Inc.
                        (physician practice management);
                        Director, Member of Executive

                      Committee, University of Pittsburgh.

JOHN T. CONROY, JR.     Director or Trustee of the Federated     $1,285.75    $128,455.37
Birth Date: June 23,    Fund Complex; President, Investment                   for the
1937                    Properties Corporation; Senior Vice                   Trust and 43
Grubb &                 President, John R. Wood and                           other
Ellis/Investment        Associates, Inc., Realtors; Partner                   investment
Properties              or Trustee in private real estate                     companies in
Corporation             ventures in Southwest Florida;                        the Fund
3201 Tamiami Trail      formerly: President, Naples Property                  Complex
North                   Management, Inc. and Northgate
Naples, FL              Village Development Corporation.
TRUSTEE

NICHOLAS P.             Director or Trustee of the Federated     $1,367.67    $73,191.21
CONSTANTAKIS            Fund Complex; Director, Michael                       for the
Birth Date:             Baker Corporation (engineering,                       Trust and 37
September 3, 1939       construction, operations and                          other
175 Woodshire Drive     technical services); formerly:                        investment
Pittsburgh, PA          Partner, Andersen Worldwide SC.                       companies in
TRUSTEE                                                                       the Fund
                                                                              Complex

JOHN F. CUNNINGHAM      Director or Trustee of some of the       $1,367.67    $93,190.48
Birthdate: March 5,     Federated Fund Complex; Chairman,                     for the
1943                    President and Chief Executive                         Trust and 37
353 El Brillo Way       Officer, Cunningham & Co., Inc.                       other
Palm Beach, FL          (strategic business consulting);                      investment
TRUSTEE                 Trustee Associate, Boston College;                    companies in
                        Director, Iperia Corp.                                the Fund
                        (communications/software); formerly:                  Complex
                        Director, Redgate Communications and
                        EMC Corporation (computer storage
                        systems).

                       Previous Positions: Chairman of the

                       Board and Chief Executive Officer,

                       Computer Consoles, Inc.; President

                        and Chief Operating Officer, Wang

                        Laboratories; Director, First

                        National Bank of Boston; Director,
                        Apollo Computer, Inc.

LAWRENCE D. ELLIS,      Director or Trustee of the Federated     $1,367.67    $116,760.63
M.D.*                   Fund Complex; Professor of Medicine,                  for the
Birth Date: October     University of Pittsburgh; Medical                     Trust and 43
11, 1932                Director, University of Pittsburgh                    other
3471 Fifth Avenue       Medical Center - Downtown;                            investment
Suite 1111              Hematologist, Oncologist, and                         companies in
Pittsburgh, PA          Internist, University of Pittsburgh                   the Fund
TRUSTEE                 Medical Center; Member, National                      Complex
                       Board of Trustees, Leukemia Society
                                   of America.

PETER E. MADDEN         Director or Trustee of the Federated     $1,285.75    $109,153.60
Birth Date: March       Fund Complex; formerly:                               for the
16, 1942                Representative, Commonwealth of                       Trust and 43
One Royal Palm Way      Massachusetts General Court;                          other
100 Royal Palm Way      President, State Street Bank and                      investment
Palm Beach, FL          Trust Company and State Street                        companies in
TRUSTEE                 Corporation.                                          the Fund
                                                                              Complex

                       Previous Positions: Director, VISA

                      USA and VISA International; Chairman

                       and Director, Massachusetts Bankers

                        Association; Director, Depository
                        Trust Corporation; Director, The
                        Boston Stock Exchange.

CHARLES F.              Director or Trustee of some of the       $1,439.36    $102,153.60
MANSFIELD, JR.          Federated Fund Complex; Executive                     for the
Birth Date: April       Vice President, Legal and External                    Trust and 43
10, 1945                Affairs, Dugan Valva Contess, Inc.                    other
80 South Road           (marketing, communications,                           investment
Westhampton Beach,      technology and consulting).;                          companies in
NY TRUSTEE              formerly Management Consultant.                       the Fund
                                                                              Complex

                        Previous Positions: Chief Executive Officer, PBTC
                        International Bank; Partner, Arthur Young & Company (now
                        Ernst & Young LLP); Chief Financial Officer of Retail
                        Banking Sector, Chase Manhattan Bank; Senior Vice
                        President, Marine Midland Bank; Vice President,
                        Citibank; Assistant Professor of Banking and Finance,
                        Frank G. Zarb School of Business, Hofstra University.

JOHN E. MURRAY, JR.,    Director or Trustee of the Federated     $1,285.75    $128,455.37
J.D., S.J.D.#           Fund Complex; President, Law                          for the
Birth Date: December    Professor, Duquesne University;                       Trust and 43
20, 1932                Consulting Partner, Mollica &                         other
President, Duquesne     Murray; Director, Michael Baker                       investment
University              Corp. (engineering, construction,                     companies in
Pittsburgh, PA          operations and technical services).                   the Fund
TRUSTEE                                                                       Complex
                        Previous Positions: Dean and

                        Professor of Law, University of

                       Pittsburgh School of Law; Dean and

                        Professor of Law, Villanova
                        University School of Law.
MARJORIE P. SMUTS       Director or Trustee of the Federated     $1,367.67    $116,760.63
Birthdate: June 21,     Fund Complex; Public                                  for the
1935                    Relations/Marketing/Conference                        Trust and 43
4905 Bayard Street      Planning.                                             other
Pittsburgh, PA                                                                investment
TRUSTEE                 Previous Positions: National                          companies in
                        Spokesperson, Aluminum Company of the Fund America;
                        television producer; Complex business owner.

JOHN S. WALSH           Director or Trustee of some of the       $1,367.67    $94,536.85
Birthdate: November     Federated Fund Complex; President                     for the
28, 1957                and Director, Heat Wagon, Inc.                        Trust and
2007 Sherwood Drive     (manufacturer of construction                         39 other
Valparaiso, IN          temporary heaters); President and                     investment
TRUSTEE                 Director, Manufacturers Products,                     companies in
                        Inc. (distributor of portable                         the Fund
                        construction heaters); President,                     Complex
                      Portable Heater Parts, a division of

                        Manufacturers Products, Inc.;
                      Director, Walsh & Kelly, Inc. (heavy

                        highway contractor); formerly: Vice
                        President, Walsh & Kelly, Inc.

J. CHRISTOPHER          President or Executive Vice                 $0        $0 for the
DONAHUE+                President of the Federated Fund                       Trust and
Birthdate: April 11,    Complex; Director or Trustee of some                  30 other
1949                    of the Funds in the Federated Fund                    investment
Federated Investors     Complex; President, Chief Executive                   companies in
Tower                   Officer and Director, Federated                       the Fund
1001 Liberty Avenue     Investors, Inc.; President, Chief                     Complex
Pittsburgh, PA          Executive Officer and Trustee,
PRESIDENT               Federated Investment Management
                        Company; Trustee, Federated
                        Investment Counseling; President,
                        Chief Executive Officer  and
                        Director, Federated Global
                        Investment Management Corp.;
                        President and Chief Executive
                        Officer, Passport Research, Ltd.;
                        Trustee, Federated Shareholder
                        Services Company; Director,
                        Federated Services Company;
                        formerly: President, Federated
                        Investment Counseling.

EDWARD C. GONZALES      President, Executive Vice President         $0        $0 for the
Birthdate: October      and Treasurer of some of the Funds                    Trust and
22, 1930                in the Federated Fund Complex; Vice                   42 other
Federated Investors     Chairman, Federated Investors, Inc.;                  investment
Tower                   Trustee, Federated Administrative                     companies
1001 Liberty Avenue     Services; formerly, Trustee or                        in the Fund
Pittsburgh, PA          Director of some of the Funds in the                  Complex
EXECUTIVE VICE          Federated Fund Complex; Vice
PRESIDENT               President, Federated Financial
                        Services, Inc., CEO and Chairman,
                        Federated Administrative Services;
                        Director, Vice President and
                        Treasurer, Federated Investors
                        Management Company; Federated
                        Investment Management Company,
                        Federated Investment Counseling,
                        Federated Global Investment
                        Management Corp. and Passport
                        Research, Ltd.; Director and
                        Executive Vice President, Federated
                        Securities Corp.; Director,
                        Federated Services Company; Trustee,
                        Federated Shareholder Services
                        Company.
JOHN W. MCGONIGLE       Executive Vice President and                $0        $0 for the
Birthdate: October      Secretary of the Federated Fund                       Trust and
26, 1938                Complex; Executive Vice President,                    43 other
Federated Investors     Secretary and Director, Federated                     investment
Tower                   Investors, Inc.; Trustee, Federated                   companies in
1001 Liberty Avenue     Investment Management Company and                     the Fund
Pittsburgh, PA          Federated Investment Counseling;                      Complex
EXECUTIVE VICE          Director, Federated Global
PRESIDENT AND           Investment Management Corp,
SECRETARY               Federated Services Company and
                        Federated Securities Corp.
RICHARD J. THOMAS       Treasurer of the Federated Fund             $0        $0 for the
Birthdate:  June 17,    Complex; Vice President - Funds                       Trust and
1954                    Financial Services Division,                          43 other
Federated Investors     Federated Investors, Inc.; Formerly:                  investment
Tower                   various management positions within                   companies in
1001 Liberty Avenue     Funds Financial Services Division of                  the Fund
Pittsburgh, PA          Federated Investors, Inc.                             Complex
TREASURER

RICHARD B. FISHER       President or Vice President of some         $0        $0 for the
Birthdate: May 17,      of the Funds in the Federated Fund                    Trust and
1923                    Complex; Vice Chairman, Federated                     41 other
Federated Investors     Investors, Inc.; Chairman, Federated                  investment
Tower                   Securities Corp.; formerly: Director                  companies in
1001 Liberty Avenue     or Trustee of some of the Funds in                    the Fund
Pittsburgh, PA          the Federated Fund Complex,;                          Complex
VICE PRESIDENT          Executive Vice President, Federated
                        Investors, Inc. and Director and

                       Chief Executive Officer, Federated
                                Securities Corp.

MARK E. DURBIANO        Mark E. Durbiano has been the               $0        $0 for the
Birthdate: September    Portfolio Manager of High Yield Bond                  Trust and
21, 1959                Portfolio since its inception.  He                    2 other
Federated Investors     is a Vice President of the Trust.                     investment
Tower                   Mr. Durbiano joined Federated                         companies in
1001 Liberty Avenue     Investors, Inc. in 1982 and has been                  the Fund
Pittsburgh, PA          a Senior Portfolio Manager and a                      Complex
VICE PRESIDENT          Senior Vice President of the
                        Portfolio's investment adviser since
                        1996. From 1998 through 1995, Mr.
                        Durbiano was a Portfolio Manager and
                        a Vice President of the Portfolio's
                        Adviser. Mr. Durbiano is a Chartered
                        Financial Analyst and received his
                        M.B.A. in Finance from the
                        University of Pittsburgh.
KATHLEEN M.             Kathleen M. Foody-Malus has been the        $0        $0 for the
FOODY-MALUS             Portfolio Manager of Federated                        Trust and
Birth Date: March       Mortgage Core Portfolio since its                     2 other
26, 1960                inception.  She is Vice President of                  investment
Federated Investors     the Trust.  Ms. Foody-Malus joined                    companies in
Tower                   Federated in 1983 and has been a                      the Fund
1001 Liberty Avenue     Senior Portfolio Manager since 1996                   Complex
Pittsburgh, PA          and a Vice President of the Fund's
VICE PRESIDENT          Adviser since 1993. She was a
                        Portfolio Manager and a Vice
                        President of the Fund's Adviser from
                        1993 to 1996. Ms. Foody-Malus
                        received her M.B.A. in
                        Accounting/Finance from the
                        University of Pittsburgh.
WILLIAM D. DAWSON,      Chief Investment Officer of this            $0        $0 for the
III                     Fund and various other Funds in the                   Trust and
Birth Date: March 3,    Federated Fund Complex; Executive                     27 other
1949                    Vice President, Federated Investment                  investment
Federated Investors     Counseling, Federated Global                          companies in
Tower                   Investment Management Corp.,                          the Fund
1001 Liberty Avenue     Federated Investment Management                       Complex
Pittsburgh, PA          Company and Passport Research, Ltd.;
CHIEF INVESTMENT        Registered Representative, Federated
OFFICER                 Securities Corp.; Portfolio Manager,
                       Federated Administrative Services;

                      Vice President, Federated Investors,

                        Inc.; formerly: Executive Vice

                        President and Senior Vice President,        $0
                        Federated Investment Counseling

                       Institutional Portfolio Management

                        Services Division; Senior Vice                        $0 for the
THOMAS MADDEN           President, Federated Investment                       Trust and
Birthdate: October      Management Company and Passport                       11 other
22, 1945                Research, Ltd.                                        investment
Federated Investors                                                           companies in
Tower                   Chief Investment Officer of this                      the Fund
1001 Liberty Avenue     Fund and various other Funds in the                   Complex
Pittsburgh, PA          Federated Fund Complex; Executive
CHIEF INVESTMENT        Vice President, Federated Investment
OFFICER                 Counseling, Federated Global
                        Research Corp., Federated Advisers,
                        Federated Management, Federated
                        Research, and Passport Research,
                        Ltd.; Vice President, Federated
                        Investors, Inc.; Formerly: Executive
                        Vice President and Senior Vice
                        President, Federated Investment
                        Counseling Institutional Portfolio
                        Management Services Division; Senior
                        Vice President, Federated Research
                        Corp., Federated Advisers, Federated
                        Management, Federated Research, and
                        Passport Research, Ltd.

--------------------------------------------------------------------------------
* An asterisk denotes a Trustee who is deemed to be an interested person as defined in the 1940 Act.

# A pound sign denotes a Member of the Board's Executive Committee, which handles the Board's responsibilities between its meetings.

+ Mr. Donahue is the father of J. Christopher Donahue, President of the Trust.

As of February 1, 2000 the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio. The Adviser is a wholly-owned subsidiary of Federated Investors, Inc. (Federated).

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

The Adviser will provide investment advisory services at no fee.

PRINCIPAL UNDERWRITER

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.




ADMINISTRATOR

Federated Services Company, a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. Federated Services Company provides these services at the following annual rate of the average daily net assets of all Federated Funds as specified below:

      MAXIMUM               AVERAGE AGGREGATE
 ADMINISTRATIVE FEE   DAILY NET ASSETS OF THE

                          FEDERATED FUNDS

    0.150 of 1%      on the first $250 million
    0.125 of 1%       on the next $250 million
    0.100 of 1%       on the next $250 million
    0.075 of 1%     on assets in excess of $750
                              million

Federated Services Company also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

Federated Services Company will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. Federated Services Company may terminate this voluntary waiver at any time.

CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

INDEPENDENT AUDITOR

Ernst & Young LLP is the independent auditor for the Portfolio.

BROKERAGE ALLOCATION AND OTHER PRACTICES

BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

RESEARCH SERVICES

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

CAPITAL STOCK AND OTHER SECURITIES

CAPITAL STOCK

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at NAV with no charge.

MASSACHUSETTS PARTNERSHIP LAW

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

OFFERING PRICE

The Portfolio's net asset value (NAV) per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o for bonds and other fixed income securities, at the last sale price on a national securities exchange, if available, otherwise, as determined by an independent pricing service;

      for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service, except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost or at fair market value as determined in good faith by the Board; and

      for all other securities, at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider: institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

The Portfolio values futures contracts and options at their market values established by the exchanges on which they are traded at the close of trading on such exchanges. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value.

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

TAXATION OF THE PORTFOLIO

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will pay federal income tax.

FINANCIAL STATEMENTS

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

APPENDIX

STANDARD & POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

MOODY'S INVESTORS SERVICE, INC. LONG-TERM BOND RATING DEFINITIONS AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH IBCA, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.
AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue. CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time. C--Bonds are imminent default in payment of interest or principal.

                                       62

ADDRESSES

HIGH-YIELD BOND PORTFOLIO

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

PLACEMENT AGENT
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779


INVESTMENT ADVISER

Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue

Pittsburgh, PA 15222-3779


CUSTODIAN

State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600


INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

Cusip 31409N101
(2/00)

                              FEDERATED CORE TRUST

Prospective Investor ____________________            Copy # ____________________







                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                        FEDERATED MORTGAGE CORE PORTFOLIO

                                February 29, 2000

INVESTMENT ADVISER

FEDERATED INVESTMENT MANAGEMENT COMPANY

PLACEMENT AGENT

FEDERATED SECURITIES CORP.

FEDERATED INVESTORS TOWER
1001 LIBERTY AVENUE
PITTSBURGH, PA 15222

                            DO NOT COPY OR CIRCULATE

                              FEDERATED CORE TRUST

                        FEDERATED MORTGAGE CORE PORTFOLIO

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                February 29, 2000

A Confidential Statement of Additional Information ("SAI") with respect to Federated Mortgage Core Portfolio (the "Portfolio") with the same date has been filed with the Securities and Exchange Commission (the "SEC"), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act"), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                        FEDERATED MORTGAGE CORE PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART A

                     (INFORMATION REQUIRED IN A PROSPECTUS)

                                FEBRUARY 29, 2000

Please read this Confidential Private offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement to the Portfolio's Transfer Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b)of the General Instructions to Form N-1A.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide total return. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

      INVESTMENT STRATEGY

   The Portfolio pursues its investment objective by investing primarily in mortgage backed securities, including collateralized mortgage obligations
(CMOs).

   The Adviser manages the portfolio by targeting a dollar weighted average duration relative to that of the Lehman Brothers Mortgage Backed Securities Index. Duration measures the price sensitivity of a portfolio of fixed income securities to changes in interest rates. The Adviser targets this range based upon its interest rate outlook. The Adviser formulates its interest rate outlook by analyzing a variety of factors, such as:

o     current and expected U.S. economic growth,

o     current and expected interest rates and inflation,

o     the Federal Reserve Board's monetary policy, and

o     changes in the supply of or demand for U.S. government securities.

   The Adviser generally shortens the portfolio's average duration when it expects interest rates to rise and extends the duration when it expects interest rates to fall.

   The Adviser selects securities used to lengthen or shorten the portfolio's average duration by comparing the returns currently offered by different investments to their historical and expected returns. In selecting mortgage backed securities, including CMOs, the analysis also focuses on the expected cash flows from the pool of mortgage obligations supporting the security. The Adviser attempts to assess the relative returns and risks of these securities by analyzing how the timing, amount and division of cash flows from the pool might change in response to changing economic and market conditions. The Adviser may use CMOs with more predictable cash flows (such as sequential pay, planned amortization class and targeted amortization class) to improve the Portfolio's performance in volatile markets. The Adviser may also use combinations of CMOs or CMOs and pass-through certificates to provide a higher yielding investment with market risks similar to a pass-through certificate or a Treasury security. The combination may involve different mortgage pools. Unanticipated differences in prepayment rates of the pools may reduce the return of the combined investment. Combinations may also include CMOs (such as IOs, POs, and inverse floaters) that have complex terms or less predictable cash flows.

   In addition to buying mortgage backed securities outright, the Portfolio may acquire securities on a "to be announced" basis in order to enhance yield. The Portfolio engages in dollar roll transactions to increase income. The Portfolio uses repurchase agreements to secure its obligations in these transactions.

SECURITIES AND TECHNIQUES

FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio principally invests:

   AGENCY SECURITIES

   Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a GSE). The United States supports some GSEs with its full, faith and credit. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Agency securities are generally regarded as having low credit risks, but not as low as treasury securities.

   The Portfolio treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risks, it does not reduce the MARKET AND PREPAYMENT RISKS of these mortgage backed securities.

   MORTGAGE BACKED SECURITIES

   Mortgage backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

   Mortgage backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the PREPAYMENT RISKS of the underlying mortgages.

   The Portfolio may invest in both agency mortgage backed securities and in mortgage backed securities that are issued by a private entity. Securities issued by private entities must be rated investment grade by one or more nationally recognized rating services. The ability to invest in securities issued by a private entity creates CREDIT RISK.

      COLLATERALIZED MORTGAGE OBLIGATIONS

      CMOs, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage backed securities. This creates different PREPAYMENT AND MARKET RISKS for each CMO class.

      SEQUENTIAL CMOS

      In a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.

      PACS, TACS AND COMPANION CLASSES

      More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.

      IOS AND POS

      CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against market risks.

      FLOATERS AND INVERSE FLOATERS

      Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as LIBOR. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts PREPAYMENT AND MARKET RISKS from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

      Z CLASSES

      CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.

      The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. However, the actual returns on any type of mortgage backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will vary among pools.

SPECIAL TRANSACTIONS

   REPURCHASE AGREEMENTS

   Repurchase agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

   The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

   Repurchase agreements are subject to CREDIT RISKS.

   DELAYED DELIVERY TRANSACTIONS

   Delayed delivery transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create market risks for the Portfolio. Delayed delivery transactions also involve CREDIT RISKS in the event of a counterparty default.

      TO BE ANNOUNCED SECURITIES (TBAS)

      As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage backed transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage backed securities increase market risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

      DOLLAR ROLLS

      Dollar rolls are transactions where the Portfolio sells mortgage-backed securities with a commitment to buy similar, but not identical, mortgage-backed securities on a future date at a lower price. Normally, one or both securities involved are TBA mortgage backed securities. Dollar rolls are subject to market risks and credit risks.

   SECURITIES LENDING

   The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities.

   The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral.

   Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

   Securities lending activities are subject to market risks and credit risks.

   ASSET COVERAGE

   In order to secure its obligations in connection with derivatives contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.

PORTFOLIO TURNOVER

Prepayment of mortgage backed securities owned by the Portfolio could result in a high portfolio turnover rate, which is likely to generate shorter-term gains (losses) for its shareholders. Short-term gains are taxed at a higher rate than longer-term gains. High portfolio turnover increases the Portfolio's trading costs and may have an adverse impact on the Portfolio's performance.

TEMPORARY DEFENSIVE INVESTMENTS

The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash, cash items, and shorter-term, higher quality debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS

BOND MARKET RISKS

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

CREDIT RISKS

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

PREPAYMENT RISKS

o Generally, homeowners have the option to prepay their mortgages at any time without penalty. Homeowners frequently refinance high interest rate mortgages when mortgage rates fall. This results in the prepayment of mortgage backed securities with higher interest rates. Conversely, prepayments due to refinancings decrease when mortgage rates increase. This extends the life of mortgage backed securities with lower interest rates. As a result, increases in prepayments of high interest rate mortgage backed securities, or decreases in prepayments of lower interest rate mortgage backed securities, may reduce their yield and price. This relationship between interest rates and mortgage prepayments makes the price of mortgage backed securities more volatile than most other types of fixed income securities with comparable credit risks.

o Mortgage backed securities generally compensate for greater prepayment risk by paying a higher yield. The difference between the yield of a mortgage backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security is perceived to have increased prepayment risk or less market demand. An increase in the spread may cause the price of the security to decline.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

LIQUIDITY RISKS

o Trading opportunities are more limited for CMOs that have complicated terms or that are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security when it wants to. If this happens, the Portfolio will be required to continue to hold the security, and the Portfolio could incur losses.

RISKS ASSOCIATED WITH COMPLICATED CMOS

o CMOs with complicated terms, such as companion classes, IOs, POs and Inverse Floaters, generally entail greater market, prepayment and liquidity risks than other mortgage backed securities. For example, their prices are more volatile and their trading market may be more limited.

INVESTMENT RATINGS FOR INVESTMENT GRADE SECURITIES

The Adviser will determinate whether a security is investment grade based upon the credit ratings given by one or more nationally recognized rating services. For example, Standard and Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.

MANAGEMENT ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

A Board of Directors governs the Trust. The Board selects and oversees the Adviser, Federated Research Corp. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. The Adviser's address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise more than 176 mutual funds and private accounts, which total over $125 billion in assets as of December 31, 1999. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,900 employees. Over 4,000 investment professionals make Federated Funds available to their customers.

PORTFOLIO MANAGERS

The Portfolio's managers are: Kathleen Foody-Malus, Edward Tiedge and Todd Abraham.

Kathleen M. Foody-Malus has been the Portfolio's portfolio manager since inception. Ms. Foody-Malus joined Federated Investors in 1983 and has been a Vice President of the Adviser since 1993. Ms. Foody-Malus served as an Assistant Vice President of the investment adviser from 1990 until 1992. Ms. Foody-Malus received her M.B.A. in Accounting/Finance from the University of Pittsburgh.

Edward J. Tiedge has been the Portfolio's portfolio manager since inception. Mr. Tiedge joined Federated Investors in 1993 and has been a Vice President of the Adviser since January 1996. He served as an Assistant Vice President of the Portfolio's investment adviser in 1995, and an Investment Analyst during 1993 and 1994. Mr. Tiedge served as Director of Investments at Duquesne Light Company from 1990 to 1993. Mr. Tiedge is a Chartered Financial Analyst and received his M.S. in Industrial Administration from Carnegie Mellon University.

Todd A. Abraham has been the Portfolio's portfolio manager since inception. Mr. Abraham has been a Vice President of the Adviser since July 1997. Mr. Abraham joined Federated Investors in 1993 as an Investment Analyst and served as Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992 to 1993. Mr. Abraham is a Chartered Financial Analyst and received his M.B.A. in finance from Loyola College.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

PRICING OF PORTFOLIO SHARES

The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the NYSE is open.

The NAV per share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of shares outstanding.

PURCHASE OF PORTFOLIO SHARES

Shares of the Portfolio may be purchased any day the New York Stock Exchange
(NYSE) is open.

Purchases should be made in accordance with procedures established by the Transfer Agent.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

REDEMPTION OF PORTFOLIO SHARES

Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

CONFIRMATIONS AND ACCOUNT STATEMENTS

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends paid. The Trust will not issue share certificates.

DIVIDENDS AND DISTRIBUTIONS

The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

TAX CONSEQUENCES

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.

DISTRIBUTION ARRANGEMENTS

Federated Securities Corp., is the Trust's Placement Agent. It receives no fee for its services.



                        FEDERATED MORTGAGE CORE PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART B

            (INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION)

                                FEBRUARY 29, 2000

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for Federated Mortgage Core Portfolio dated February 29, 2000. Obtain Part A without charge by calling 1-800-341-7400.

TABLE OF CONTENTS

Portfolio History                                           1

Investments, Techniques, Risks and Limitations                    2

Management of the Trust                                     7

Investment Advisory and Other Services                            11

Brokerage Allocation and Other Practices                          12

Capital Stock and Other Securities                                13

Shareholder Information                                     13

Taxation of the Portfolio                                         14

Financial Statements                                        14

Appendix                                              15

Addresses                                             17



PORTFOLIO HISTORY

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities.

INVESTMENTS, TECHNIQUES, RISKS AND LIMITATIONS

SECURITIES IN WHICH THE PORTFOLIO INVESTS

Following is a table that indicates which types of securities are a:
o     P= PRINCIPAL investment of the Portfolio; (shaded in chart)
----------------------------------------------------------
SECURITIES                                     MORTGAGE
                                               CORE
                                               PORTFOLIO

----------------------------------------------------------
----------------------------------------------------------
FIXED INCOME SECURITIES                            P

----------------------------------------------------------
----------------------------------------------------------
   TREASURY SECURITIES                             A
-----------------------------------------------
----------------------------------------------------------
   AGENCY SECURITIES                               P

----------------------------------------------------------
----------------------------------------------------------
   ZERO COUPON SECURITIES                          A
----------------------------------------------------------
-----------------------------------------------
   MORTGAGE BACKED SECURITIES                      P

-----------------------------------------------
----------------------------------------------------------
     CMOS                                          P

-----------------------------------------------
----------------------------------------------------------
   ASSET BACKED SECURITIES (home equity,           A
manufactured housing)
-----------------------------------------------
----------------------------------------------------------
   CREDIT ENHANCEMENT (home equity,                A
manufactured housing)
----------------------------------------------------------
----------------------------------------------------------
DERIVATIVE CONTRACTS                               A
----------------------------------------------------------
----------------------------------------------------------
   FUTURES CONTRACTS                               A
----------------------------------------------------------
----------------------------------------------------------
   OPTIONS                                         A
----------------------------------------------------------
----------------------------------------------------------
   SWAPS                                           A
----------------------------------------------------------
----------------------------------------------------------
     INTEREST RATE SWAPS                           A
----------------------------------------------------------
----------------------------------------------------------
     CAPS AND FLOORS                               A
----------------------------------------------------------
SPECIAL TRANSACTIONS                               P

----------------------------------------------------------
-----------------------------------------------
   REPURCHASE AGREEMENTS                           P

-----------------------------------------------
----------------------------------------------------------
   REVERSE REPURCHASE AGREEMENTS                   A
----------------------------------------------------------
----------------------------------------------------------
   WHEN ISSUED TRANSACTIONS                        P

----------------------------------------------------------
----------------------------------------------------------
     TO BE ANNOUNCED SECURITIES                    P

----------------------------------------------------------
----------------------------------------------------------
     DOLLAR ROLLS                                  P

-----------------------------------------------
----------------------------------------------------------
   SECURITIES LENDING                              P

----------------------------------------------------------
----------------------------------------------------------
   SECURITIES OF OTHER INVESTMENT COMPANIES        A

-----------------------------------------------
----------------------------------------------------------
   ASSET COVERAGE                                  P

----------------------------------------------------------

o     A= ACCEPTABLE (but not principal) investment of the Portfolio









































SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

   TREASURY SECURITIES

   Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest CREDIT RISKS.

   ZERO COUPON SECURITIES

   Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the market and credit risks of a zero coupon security.

   There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

   MORTGAGE RELATED ASSET BACKED SECURITIES

   Asset backed securities are payable from pools of obligations other than mortgages. Most asset backed securities involve consumer or commercial debts. The Portfolio will purchase only mortgage-related asset backed securities such as home equity loans, second mortgages and manufactured housing obligations. Asset backed securities have PREPAYMENT RISKS. Like CMOs, asset backed securities may be structured like Floaters, Inverse Floaters, IOs and POs.

   Like mortgage backed securities, asset backed securities may be issued by a private entity and, although these securities must be rated investment grade, they present CREDIT RISK.

   CREDIT ENHANCEMENT

   Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

   Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. If a default occurs, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.

DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

The Portfolio may trade in the following types of derivative contracts:

   FUTURES CONTRACTS

   Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts.

   The Portfolio may buy/sell financial futures contracts.

   OPTIONS

   Options are rights to buy or sell an underlying asset for a specified price (the exercise price) during, or at the end of, a specified period. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. The writer of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option.

   The Portfolio may:
o Buy put options on financial futures contracts in anticipation of a decrease in the value of the underlying asset; and
o Buy or write options to close out existing options positions.

   The Portfolio may also write call options on financial futures contracts to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

   When the Portfolio writes options on futures contracts, it will be subject to margin requirements similar to those applied to futures contracts.

   SWAPS

   Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors, and collars. Common swap agreements that the Portfolio may use include:

      INTEREST RATE SWAPS

      Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offer Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

      CAPS AND FLOORS

      Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

SPECIAL TRANSACTIONS

   REVERSE REPURCHASE AGREEMENTS

   Reverse repurchase agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to CREDIT RISKS. In addition, reverse repurchase agreements create LEVERAGE RISKS because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

   INTER-FUND BORROWING AND LENDING ARRANGEMENTS

   The SEC has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. ("Federated funds") to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending funds, and an inter-fund loan is only made if it benefits each participating fund. Federated administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating funds.

   For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending fund than market-competitive rates on overnight repurchase agreements (the "Repo Rate") and more attractive to the borrowing fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (the "Bank Loan Rate"), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

SECURITIES OF OTHER INVESTMENT COMPANIES

The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows.

BOND MARKET RISKS

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

CREDIT RISKS

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

LIQUIDITY RISKS

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

SECTOR RISKS

o A substantial part of the Portfolio's portfolio may be comprised of securities issued or credit enhanced by companies in similar businesses, or with other similar characteristics. As a result, the Portfolio will be more susceptible to any economic, business, political, or other developments which generally affect these issuers.

LEVERAGE RISKS

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

o The Portfolio may invest in instruments whose returns are based on a multiple of a specified index, security, or other benchmark. Such performance multiplication may increase leverage risks.

INVESTMENT LIMITATIONS

SELLING SHORT AND BUYING ON MARGIN

The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

ISSUING SENIOR SECURITIES

The Portfolio will not issue senior securities, except as permitted by its investment objective and policies.

BORROWING MONEY

The Portfolio will not borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowings to no more than 33 1/3% of the value of the Portfolio's total assets). For purposes of this investment restriction, the entry into options, futures contracts and dollar roll transactions shall not constitute borrowing.

PLEDGING ASSETS

The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

CONCENTRATION OF INVESTMENTS

The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

INVESTING IN COMMODITIES

The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving futures contracts and related options.

INVESTING IN REAL ESTATE

The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

LENDING CASH OR SECURITIES

The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

UNDERWRITING

The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

DIVERSIFICATION OF INVESTMENTS

With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act of 1940 (1940 Act). The following limitations, however, may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

RESTRICTED AND ILLIQUID SECURITIES

The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.

The Portfolio has no present intention to borrow money in excess of 5% of the value of its net assets during the coming fiscal year.

MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. Information about each Board member is provided below and includes each person's: name, address, birthdate, present position(s) held with the Trust, principal occupations for the past five years and other notable positions held, total compensation received as a Trustee from the Trust for its most recent fiscal year, and the total compensation received from the Federated Fund Complex for the most recent calendar year. The Trust is comprised of two portfolios and the Federated Fund Complex is comprised of 43 investment companies, whose investment advisers are affiliated with the Portfolio's Adviser.



NAME                                                                              TOTAL
BIRTHDATE                                                        AGGREGATE    COMPENSATION
ADDRESS                 PRINCIPAL OCCUPATIONS                   COMPENSATION   FROM TRUST
POSITION WITH TRUST     FOR PAST 5 YEARS                        FROM TRUST      AND FUND

                                                                                 COMPLEX

JOHN F. DONAHUE*+#      Chief Executive Officer and Director        $0        $0 for the
Birthdate: July 28,     or Trustee of the Federated Fund                      Trust and 43
1924                    Complex; Chairman and Director,                       other
Federated Investors     Federated Investors, Inc.; Chairman,                  investment
Tower                   Federated Investment Management                       companies in
1001 Liberty Avenue     Company, Federated Global Investment                  the Fund
Pittsburgh, PA          Management Corp. and Passport                         Complex
CHAIRMAN AND TRUSTEE    Research, Ltd.; formerly: Trustee,
                        Federated Investment Management

                        Company and Chairman and Director,
                        Federated Investment Counseling.
THOMAS G. BIGLEY        Director or Trustee of the Federated     $1,367.67    $116,760.63
Birthdate: February     Fund Complex; Director, Member of                     for the
3, 1934                 Executive Committee, Children's                       Trust and 43
15 Old Timber Trail     Hospital of Pittsburgh; Director,                     other
Pittsburgh, PA          Robroy Industries, Inc. (coated                       investment
TRUSTEE                 steel conduits/computer storage                       companies in
                        equipment); formerly: Senior                          the Fund
                        Partner, Ernst & Young LLP;                           Complex
                        Director, MED 3000 Group, Inc.
                        (physician practice management);
                        Director, Member of Executive

                      Committee, University of Pittsburgh.

JOHN T. CONROY, JR.     Director or Trustee of the Federated     $1,504.67    $128,455.37
Birth Date: June 23,    Fund Complex; President, Investment                   for the
1937                    Properties Corporation; Senior Vice                   Trust and 43
Grubb &                 President, John R. Wood and                           other
Ellis/Investment        Associates, Inc., Realtors; Partner                   investment
Properties              or Trustee in private real estate                     companies in
Corporation             ventures in Southwest Florida;                        the Fund
3201 Tamiami Trail      formerly: President, Naples Property                  Complex
North                   Management, Inc. and Northgate
Naples, FL              Village Development Corporation.
TRUSTEE

NICHOLAS P.             Director or Trustee of the Federated     $1,367.67    $73,191.21
CONSTANTAKIS            Fund Complex; Director, Michael                       for the
Birth Date:             Baker Corporation (engineering,                       Trust and 37
September 3, 1939       construction, operations and                          other
175 Woodshire Drive     technical services); formerly:                        investment
Pittsburgh, PA          Partner, Andersen Worldwide SC.                       companies in
TRUSTEE                                                                       the Fund
                                                                              Complex

JOHN F. CUNNINGHAM      Director or Trustee of some of the       $1,367.67    $93,190.48
Birthdate: March 5,     Federated Fund Complex; Chairman,                     for the
1943                    President and Chief Executive                         Trust and 37
353 El Brillo Way       Officer, Cunningham & Co., Inc.                       other
Palm Beach, FL          (strategic business consulting);                      investment
TRUSTEE                 Trustee Associate, Boston College;                    companies in
                        Director, Iperia Corp.                                the Fund
                        (communications/software); formerly:                  Complex
                        Director, Redgate Communications and
                        EMC Corporation (computer storage
                        systems).

                       Previous Positions: Chairman of the

                       Board and Chief Executive Officer,

                       Computer Consoles, Inc.; President

                        and Chief Operating Officer, Wang

                        Laboratories; Director, First

                        National Bank of Boston; Director,
                        Apollo Computer, Inc.

LAWRENCE D. ELLIS,      Director or Trustee of the Federated     $1,367.67    $116,760.63
M.D.*                   Fund Complex; Professor of Medicine,                  for the
Birth Date: October     University of Pittsburgh; Medical                     Trust and 43
11, 1932                Director, University of Pittsburgh                    other
3471 Fifth Avenue       Medical Center - Downtown;                            investment
Suite 1111              Hematologist, Oncologist, and                         companies in
Pittsburgh, PA          Internist, University of Pittsburgh                   the Fund
TRUSTEE                 Medical Center; Member, National                      Complex
                       Board of Trustees, Leukemia Society
                                   of America.

PETER E. MADDEN         Director or Trustee of the Federated     $1,285.75    $109,153.60
Birth Date: March       Fund Complex; formerly:                               for the
16, 1942                Representative, Commonwealth of                       Trust and 43
One Royal Palm Way      Massachusetts General Court;                          other
100 Royal Palm Way      President, State Street Bank and                      investment
Palm Beach, FL          Trust Company and State Street                        companies in
TRUSTEE                 Corporation.                                          the Fund
                                                                              Complex

                       Previous Positions: Director, VISA

                      USA and VISA International; Chairman

                       and Director, Massachusetts Bankers

                        Association; Director, Depository
                        Trust Corporation; Director, The
                        Boston Stock Exchange.

CHARLES F.              Director or Trustee of some of the       $1,439.36    $102,153.60
MANSFIELD, JR.          Federated Fund Complex; Executive                     for the
Birth Date: April       Vice President, Legal and External                    Trust and 43
10, 1945                Affairs, Dugan Valva Contess, Inc.                    other
80 South Road           (marketing, communications,                           investment
Westhampton Beach,      technology and consulting).;                          companies in
NY TRUSTEE              formerly Management Consultant.                       the Fund
                                                                              Complex

                        Previous Positions: Chief Executive Officer, PBTC
                        International Bank; Partner, Arthur Young & Company (now
                        Ernst & Young LLP); Chief Financial Officer of Retail
                        Banking Sector, Chase Manhattan Bank; Senior Vice
                        President, Marine Midland Bank; Vice President,
                        Citibank; Assistant Professor of Banking and Finance,
                        Frank G. Zarb School of Business, Hofstra University.

JOHN E. MURRAY, JR.,    Director or Trustee of the Federated     $1,504.67    $128,455.37
J.D., S.J.D.#           Fund Complex; President, Law                          for the
Birth Date: December    Professor, Duquesne University;                       Trust and 43
20, 1932                Consulting Partner, Mollica &                         other
President, Duquesne     Murray; Director, Michael Baker                       investment
University              Corp. (engineering, construction,                     companies in
Pittsburgh, PA          operations and technical services).                   the Fund
TRUSTEE                                                                       Complex
                        Previous Positions: Dean and

                        Professor of Law, University of

                       Pittsburgh School of Law; Dean and

                        Professor of Law, Villanova
                        University School of Law.
MARJORIE P. SMUTS       Director or Trustee of the Federated     $1,367.67    $116,760.63
Birthdate: June 21,     Fund Complex; Public                                  for the
1935                    Relations/Marketing/Conference                        Trust and 43
4905 Bayard Street      Planning.                                             other
Pittsburgh, PA                                                                investment
TRUSTEE                 Previous Positions: National                          companies in
                        Spokesperson, Aluminum Company of the Fund America;
                        television producer; Complex business owner.

JOHN S. WALSH           Director or Trustee of some of the       $1,367.67    $94,536.85
Birthdate: November     Federated Fund Complex; President                     for the
28, 1957                and Director, Heat Wagon, Inc.                        Trust and
2007 Sherwood Drive     (manufacturer of construction                         39 other
Valparaiso, IN          temporary heaters); President and                     investment
TRUSTEE                 Director, Manufacturers Products,                     companies in
                        Inc. (distributor of portable                         the Fund
                        construction heaters); President,                     Complex
                      Portable Heater Parts, a division of

                        Manufacturers Products, Inc.;
                      Director, Walsh & Kelly, Inc. (heavy

                        highway contractor); formerly: Vice
                        President, Walsh & Kelly, Inc.

J. CHRISTOPHER          President or Executive Vice                 $0        $0 for the
DONAHUE+                President of the Federated Fund                       Trust and
Birthdate: April 11,    Complex; Director or Trustee of some                  30 other
1949                    of the Funds in the Federated Fund                    investment
Federated Investors     Complex; President, Chief Executive                   companies in
Tower                   Officer and Director, Federated                       the Fund
1001 Liberty Avenue     Investors, Inc.; President, Chief                     Complex
Pittsburgh, PA          Executive Officer and Trustee,
PRESIDENT               Federated Investment Management
                        Company; Trustee, Federated
                        Investment Counseling; President,
                        Chief Executive Officer  and
                        Director, Federated Global
                        Investment Management Corp.;
                        President and Chief Executive
                        Officer, Passport Research, Ltd.;
                        Trustee, Federated Shareholder
                        Services Company; Director,
                        Federated Services Company;
                        formerly: President, Federated
                        Investment Counseling.

EDWARD C. GONZALES      President, Executive Vice President         $0        $0 for the
Birthdate: October      and Treasurer of some of the Funds                    Trust and
22, 1930                in the Federated Fund Complex; Vice                   42 other
Federated Investors     Chairman, Federated Investors, Inc.;                  investment
Tower                   Trustee, Federated Administrative                     companies
1001 Liberty Avenue     Services;     formerly: Trustee or                    in the Fund
Pittsburgh, PA          Director of some of the Funds in the                  Complex
EXECUTIVE VICE          Federated Fund Complex; CEO and
PRESIDENT               Chairman, Federated Administrative
                        Services; Vice President, Federated
                        Investment Management Company,
                        Federated Investment Counseling,
                        Federated Global Investment
                        Management Corp. and Passport
                        Research, Ltd.; Director and
                        Executive Vice President, Federated
                        Securities Corp.; Director,
                        Federated Services Company; Trustee,
                        Federated Shareholder Services
                        Company.
JOHN W. MCGONIGLE       Executive Vice President and                $0        $0 for the
Birthdate: October      Secretary of the Federated Fund                       Trust and
26, 1938                Complex; Executive Vice President,                    43 other
Federated Investors     Secretary and Director, Federated                     investment
Tower                   Investors, Inc.; formerly, Trustee,                   companies in
1001 Liberty Avenue     Federated Investment Management                       the Fund
Pittsburgh, PA          Company and Federated Investment                      Complex
EXECUTIVE VICE          Counseling; Director, Federated
PRESIDENT AND           Global Investment Management Corp,
SECRETARY               Federated Services Company and
                        Federated Securities Corp.
RICHARD J. THOMAS       Treasurer of the Federated Fund             $0        $0 for the
Birthdate:  June 17,    Complex; Vice President - Funds                       Trust and
1954                    Financial Services Division,                          43 other
Federated Investors     Federated Investors, Inc.; Formerly:                  investment
Tower                   various management positions within                   companies in
1001 Liberty Avenue     Funds Financial Services Division of                  the Fund
Pittsburgh, PA          Federated Investors, Inc.                             Complex
TREASURER

RICHARD B. FISHER       President or Vice President of some         $0        $0 for the
Birthdate: May 17,      of the Funds in the Federated Fund                    Trust and
1923                    Complex; Vice Chairman, Federated                     41 other
Federated Investors     Investors, Inc.; Chairman, Federated                  investment
Tower                   Securities Corp.; formerly: Director                  companies in
1001 Liberty Avenue     or Trustee of some of the Funds in                    the Fund
Pittsburgh, PA          the Federated Fund Complex,;                          Complex
VICE PRESIDENT          Executive Vice President, Federated
                        Investors, Inc. and Director and

                       Chief Executive Officer, Federated
                                Securities Corp.

MARK E. DURBIANO        Mark E. Durbiano has been the               $0        $0 for the
Birthdate: September    Portfolio Manager of High Yield Bond                  Trust and
21, 1959                Portfolio since the Fund's                            2 other
Federated Investors     inception.  He is a Vice President                    investment
Tower                   of the Trust. Mr. Durbiano joined                     companies in
1001 Liberty Avenue     Federated Investors, Inc. in 1982                     the Fund
Pittsburgh, PA          and has been a Senior Portfolio                       Complex
VICE PRESIDENT          Manager and a Senior Vice President
                        of the Portfolio's investment
                        adviser since 1996. From 1998
                        through 1995, Mr. Durbiano was a
                        Portfolio Manager and a Vice
                        President of the Portfolio's
                        Adviser. Mr. Durbiano is a Chartered
                        Financial Analyst and received his
                        M.B.A. in Finance from the
                        University of Pittsburgh.
KATHLEEN M.             Kathleen M. Foody-Malus has been the        $0        $0 for the
FOODY-MALUS             Portfolio Manager of Federated                        Trust and
Birth Date: March       Mortgage Core Portfolio since the                     2 other
26, 1960                Fund's inception. She is Vice                         investment
Federated Investors     President of the Trust.  Ms.                          companies in
Tower                   Foody-Malus joined Federated in 1983                  the Fund
1001 Liberty Avenue     and has been a Senior Portfolio                       Complex
Pittsburgh, PA          Manager since 1996 and a Vice
VICE PRESIDENT          President of the Fund's Adviser
                        since 1993. She was a Portfolio
                        Manager and a Vice President of the
                        Fund's Adviser from 1993 to 1996.
                        Ms. Foody-Malus received her M.B.A.
                        in Accounting/Finance from the
                        University of Pittsburgh.
WILLIAM D. DAWSON,      Chief Investment Officer of this            $0        $0 for the
III                     Fund and various other Funds in the                   Trust and
Birth Date: March 3,    Federated Fund Complex; Executive                     27 other
1949                    Vice President, Federated Investment                  investment
Federated Investors     Counseling, Federated Global                          companies in
Tower                   Investment Management Corp.,                          the Fund
1001 Liberty Avenue     Federated Investment Management                       Complex
Pittsburgh, PA          Company and Passport Research, Ltd.;
CHIEF INVESTMENT        Registered Representative, Federated
OFFICER                 Securities Corp.; Portfolio Manager,
                       Federated Administrative Services;

                        Vice President, Federated Investors,
                        Inc.; formerly: Executive Vice              $0
                        President and Senior Vice President,
                        Federated Investment Counseling
                        Institutional Portfolio Management                    $0 for the
                        Services Division; Senior Vice                        Trust and
THOMAS MADDEN           President, Federated Investment                       11 other
Birthdate: October      Management Company and Passport                       investment
22, 1945                Research, Ltd.                                        companies in
Federated Investors                                                           the Fund
Tower                   Chief Investment Officer of this                      Complex
1001 Liberty Avenue     Fund and various other Funds in the
Pittsburgh, PA          Federated Fund Complex; Executive
CHIEF INVESTMENT        Vice President, Federated Investment
OFFICER                 Counseling, Federated Global
                        Research Corp., Federated Advisers,
                        Federated Management, Federated
                        Research, and Passport Research,
                        Ltd.; Vice President, Federated
                        Investors, Inc.; Formerly: Executive
                        Vice President and Senior Vice
                        President, Federated Investment
                        Counseling Institutional Portfolio
                        Management Services Division; Senior
                        Vice President, Federated Research
                        Corp., Federated Advisers, Federated
                        Management, Federated Research, and
                        Passport Research, Ltd.
--------------------------------------------------------------------------------

* An asterisk denotes a Trustee who is deemed to be an interested person as defined in the1940 Act.

# A pound sign denotes a Member of the Board's Executive Committee, which handles the Board's responsibilities between its meetings.

+ Mr. Donahue is the father of J. Christopher Donahue, President of the Trust.

As of February 1, 2000 the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio. The Adviser is a wholly-owned subsidiary of Federated Investors, Inc. (Federated).

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

The Adviser will provide investment advisory services at no fee.

PRINCIPAL UNDERWRITER

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.


ADMINISTRATOR

Federated Services Company, a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. Federated Services Company provides these services at the following annual rate of the average daily net assets of all Federated Funds as specified below:

      MAXIMUM               AVERAGE AGGREGATE
 ADMINISTRATIVE FEE   DAILY NET ASSETS OF THE

                          FEDERATED FUNDS

    0.150 of 1%      on the first $250 million
    0.125 of 1%       on the next $250 million
    0.100 of 1%       on the next $250 million
    0.075 of 1%     on assets in excess of $750
                              million

Federated Services Company also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

Federated Services Company will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. Federated Services Company may terminate this voluntary waiver at any time.

CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

INDEPENDENT AUDITOR

Ernst & Young LLP is the independent auditor for the Portfolio.

BROKERAGE ALLOCATION AND OTHER PRACTICES

BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

RESEARCH SERVICES

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

CAPITAL STOCK AND OTHER SECURITIES

CAPITAL STOCK

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at NAV with no charge.

MASSACHUSETTS PARTNERSHIP LAW

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

OFFERING PRICE

The Portfolio's net asset value (NAV) per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o for bonds and other fixed income securities, at the last sale price on a national securities exchange, if available, otherwise, as determined by an independent pricing service;

      for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service, except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost or at fair market value as determined in good faith by the Board; and

      for all other securities, at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider: institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

The Portfolio values futures contracts and options at their market values established by the exchanges on which they are traded at the close of trading on such exchanges. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value.

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

TAXATION OF THE PORTFOLIO

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will pay federal income tax.

FINANCIAL STATEMENTS

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

APPENDIX

STANDARD & POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

MOODY'S INVESTORS SERVICE, INC. LONG-TERM BOND RATING DEFINITIONS AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH IBCA, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.
AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue. CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time. C--Bonds are imminent default in payment of interest or principal.

ADDRESSES

FEDERATED MORTGAGE CORE PORTFOLIO

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

PLACEMENT AGENT
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779


INVESTMENT ADVISER

Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue

Pittsburgh, PA 15222-3779


CUSTODIAN

State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600


INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

Cusip 31409N 20 0
(2/00)

PART C.    OTHER INFORMATION.

ITEM 23.    EXHIBITS:

   (a) Conformed copy of Declaration of Trust of the Registrant;
   1 (b) Copy of By-Laws of the Registrant; 1 (c) Not applicable; (d) Conformed copy of Investment Advisory
   Contract of the Registrant

        with Exhibits A & B attached thereto; 5
        (i) Assignment of Registrant's Investment Advisory Contract to Federated Investment Management Company; 5
   (e) (i) Conformed copy of Placement Agent Agreement of High Yield Bond Portfolio; 2
        (ii) Conformed copy of Exclusive Placement Agent Agreement of Federated Mortgage Core Portfolio; 5
   (f)  Not applicable;
   (g)  Conformed copy of Custodian Agreement of the Registrant; 1
   (h) Conformed copy of Agreement for Fund Accounting Services, Administrative Services, Shareholder Transfer Agency Services and Custody Services Procurement; 2
  (i)   Not applicable;
  (j)   Not applicable;
  (k)   Not applicable;
  (l) Form of Written Assurances from Initial Shareholders; 2
  (m) Not applicable; (n) Not applicable; (o) (i) Conformed Copy of Power of Attorney; +

        (ii) Conformed Copy of Limited Power of Attorney; 3
        (iii)Schedule 1 to Limited Power of Attorney. 5

--------------------------------
+ Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997 (File No. 811-08519).

2. Response is incorporated by reference to Registrant's Amendment No. 1 on Form N-1A filed January 30, 1998 (File No. 811-08519).

3. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed April 16, 1999 (File No. 811-08519).

5. Response is incorporated by reference to Registrant's Amendment No. 5 on Form N-1A filed November 22, 1999 (File No. 811-08519).

ITEM 24.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

            None

ITEM 25.    INDEMNIFICATION:

            Indemnification is provided to Officers and Trustees of the Registrant pursuant to Section 2 of Article XII of Registrant's Declaration of Trust. The Investment Advisory Contract between the Registrant and Federated Investment Management Company ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

            Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions:
            (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

Item 26.  Business and Other Connections of Investment Adviser:

         For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (Partner, Wilson, Halbrook & Bayard), 107 W. Market Street, Georgetown, Delaware 19947.

         The remaining Officers of the investment adviser are:

         Executive Vice Presidents:          William D. Dawson, III
                                             Henry A. Frantzen
                                             J. Thomas Madden

         Senior Vice Presidents:             Joseph M. Balestrino
                                             David A. Briggs
                                             Jonathan C. Conley
                                             Deborah A. Cunningham
                                             Michael P. Donnelly
                                             Linda A. Duessel
                                             Mark E. Durbiano
                                             James E. Grefenstette
                                             Jeffrey A. Kozemchak
                                             Sandra L. McInerney
                                             Susan M. Nason
                                             Mary Jo Ochson
                                             Robert J. Ostrowski
                                             Bernard A. Picchi
                                             Peter Vutz

         Vice Presidents:                    Todd A. Abraham
                                             J. Scott Albrecht
                                             Arthur J. Barry
                                             Randall S. Bauer
                                             G. Andrew Bonnewell
                                             Micheal W. Casey
                                             Robert E. Cauley
                                             Alexandre de Bethmann
B.    Anthony Delserone, Jr.
                                             Donald T. Ellenberger
                                             Eamonn G. Folan
                                             Kathleen M. Foody-Malus
                                             Thomas M. Franks
                                             Marc Halperin
                                             John W. Harris
                                             Patricia L. Heagy
                                             Susan R. Hill
                                             William R. Jamison
Item 26.  Business and Other Connections of Investment Adviser (continued):
                                             Constantine J. Kartsonas
                                             Robert M. Kowit
                                             Richard J. Lazarchic
                                             Steven J. Lehman
                                             Marian R. Marinack
                                             Christopher Matyszewski
                                             William M. Painter
                                             Jeffrey A. Petro

         Vice Presidents                     Keith J. Sabol
                                             Frank Semack
                                             Aash M. Shah
                                             Michael W. Sirianni, Jr.
                                             Christopher Smith
                                             Edward J. Tiedge
                                             Leonardo A. Vila
                                             Paige M. Wilhelm
                                             Lori A. Wolff
                                             George B. Wright
         Assistant Vice Presidents:          Catherine A. Arendas
                                             Arminda Aviles
                                             Nancy J. Belz
                                             James R. Crea, Jr.
                                             Karol M. Krummie
                                             Lee R. Cunningham, II
                                             James H. Davis, II
                                             Paul S. Drotch
                                             Salvatore A. Esposito
                                             Donna M. Fabiano
                                             Gary E. Falwell
                                             John T. Gentry
                                             Nikola A. Ivanov
                                             Nathan H. Kehm
                                             John C. Kerber
                                             Grant K. McKay
                                             Natalie F. Metz
                                             Thomas Mitchell
                                             Joseph M. Natoli
                                             Trent Nevills
                                             Bob Nolte
                                             Mary Kay Pavuk
                                             John Quartarolo
                                             Rae Ann Rice
                                             Roberto Sanchez-Dahl, Sr.
                                             Sarath Sathkumara
                                             James W. Schaub
                                             John Sidawi
                                             Matthew K. Stapen
                                             Diane R. Startari
                                             Diane Tolby
                                             Timothy G. Trebilcock
                                             Leonarda A. Vila
                                             Steven J. Wagner
Item 26.  Business and Other Connections of Investment Adviser (continued):

         Secretary:                          G. Andrew Bonnewell

         Treasurer:                          Thomas R. Donahue

         Assistant Secretaries:              C. Grant Anderson
                                             Karen M. Brownlee
                                             Leslie K. Ross

         Assistant Treasurer:                Denis McAuley, III

         The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

ITEM 27.  PRINCIPAL UNDERWRITERS:

      (a)...Federated Securities Corp. the Distributor for shares of the
Registrant, acts as principal underwriter for the following             open-end
investment companies, including the Registrant:

Cash Trust Series II; Cash Trust Series, Inc.; CCB Funds; Edward D. Jones & Co. Daily Passport Cash Trust; Federated Adjustable Rate U.S. Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated ARMs Fund; Federated Core Trust; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Investment Series Funds, Inc.; Federated Managed Allocation Portfolios; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; Federated Utility Fund, Inc.; FirstMerit Funds; Hibernia Funds; Independence One Mutual Funds; Intermediate Municipal Trust; International Series, Inc.; Marshall Funds, Inc.; Money Market Obligations Trust; Regions Funds; RIGGS Funds; SouthTrust Funds; Tax-Free Instruments Trust; The Wachovia Funds; The Wachovia Municipal Funds; Vision Group of Funds, Inc.; and World Investment Series, Inc.;


 ............(b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Richard B. Fisher             Chairman,                       Vice President
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Arthur L. Cherry              Director,
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Fisher                President-Institutional Sales
Federated Investors Tower     and Director,
1001 Liberty Avenue           Federated Securities Corp.
Pittsburgh, PA 15222-3779

Thomas R. Donahue             Director, Assistant Secretary
Federated Investors Tower     and Treasurer,
1001 Liberty Avenue           Federated Securities Corp.
Pittsburgh, PA 15222-3779

James F. Getz                 President-Broker/Dealer and          --
Federated Investors Tower     Director,
1001 Liberty Avenue           Federated Securities Corp.
Pittsburgh, PA 15222-3779

David M. Taylor               Executive Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark W. Bloss                 Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard W. Boyd               Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Laura M. Deger                Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Theodore Fadool, Jr.          Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bryant R. Fisher              Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Christopher T. Fives          Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James S. Hamilton             Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James M. Heaton               Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Keith Nixon                   Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Solon A. Person, IV           Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Ronald M. Petnuch             Senior Vice President,
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Timothy C. Pillion            Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas E. Territ              Senior Vice President,               --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Ernest G. Anderson            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Teresa M. Antoszyk            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Bohnet                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jane E. Broeren-Lambesis      Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Matthew W. Brown              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David J. Callahan             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark Carroll                  Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Steven R. Cohen               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mary J. Combs                 Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

R. Edmond Connell, Jr.        Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

R. Leonard Corton, Jr.        Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Kevin J. Crenny               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Daniel T. Culbertson          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

G. Michael Cullen             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Marc C. Danile                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert J. Deuberry            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Doyle              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jill Ehrenfeld                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark D. Fisher                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark A. Gessner               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Joseph D. Gibbons             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John K. Goettlicher           Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Craig S. Gonzales             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

G. Tad Gullickson             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Dayna C. Haferkamp            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bruce E. Hastings             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James E. Hickey               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Charlene H. Jennings          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

H. Joseph Kennedy             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael W. Koenig             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Dennis M. Laffey              Vice President,
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Christopher A. Layton         Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael H. Liss               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael R. Manning            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Amy Michalisyn                Vice President,
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark J. Miehl                 Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard C. Mihm               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Alec H. Neilly                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas A. Peter III           Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert F. Phillips            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Richard A. Recker             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Eugene B. Reed                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul V. Riordan               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John Rogers                   Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Brian S. Ronayne              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas S. Schinabeck          Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Larry Sebbens                 Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward J. Segura              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward L. Smith               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David W. Spears               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

John A. Staley                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Colin B. Starks               Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jeffrey A. Stewart            Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Tustin             Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul A. Uhlman                Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Miles J. Wallace              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard B. Watts              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward J. Wojnarowski         Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael P. Wolff              Vice President,                      --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert W. Bauman              Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Edward R. Bozek               Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Beth C. Dell                  Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Donald C. Edwards             Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David L. Immonen              Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John T. Glickson              Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Ernest L. Linane              Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Renee L. Martin               Assistant Vice President,            --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Kirk A. Montgomery            Secretary,                           --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Timothy S. Johnson            Assistant Secretary,                 --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Victor R. Siclari             Assistant Secretary,                 --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 BUSINESS ADDRESS                WITH DISTRIBUTOR             WITH REGISTRANT

Denis McAuley III             Assistant Treasurer,                 --
Federated Investors Tower     Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

ITEM 28.    LOCATION OF ACCOUNTS AND RECORDS:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                             Federated Investors Tower
                                       1001 Liberty Avenue
                                       Pittsburgh, PA 1522-3779

        (Notices should be sent to the Agent of Service at above address)

                                       Federated Investors Funds
                                       5800 Corporate Drive
                                       Pittsburgh, PA  15237-7000

Federated Shareholder                  Federated Investors Tower
  Services Company                     1001 Liberty Avenue

("Transfer Agent and Dividend          Pittsburgh, PA 15222-3779
Disbursing Agent")

Federated Services Company             Federated Investors Tower
("Administrator")                      1001 Liberty Avenue

                                       Pittsburgh, PA  15222-3779

Federated Investment Management        Federated Investors Tower
Company ("Adviser")                    1001 Liberty Avenue

                                       Pittsburgh, PA  15222-3779

State Street Bank and Trust Company    P.O. Box 8600
("Custodian")                          Boston, MA 02266-8600

ITEM 29.    MANAGEMENT SERVICES:

Not applicable.

ITEM 30.    UNDERTAKINGS:

            Registrant hereby undertakes to comply with the provisions of
            Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

                                   SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 29th day of February 2000.

                              FEDERATED CORE TRUST

                  BY: /s/ C. Grant Anderson
                  C. Grant Anderson, Assistant Secretary
                  Attorney in Fact for John F. Donahue

                  February 29, 2000